Exhibit 99.2

CenturyLink Announces Pricing of Private Offering of Level 3 Financing Senior Notes

Separately Announces Completion of Redemption of Remaining

Qwest Corporation 6.875% Notes due 2054

DENVER, Aug. 7, 2020 — CenturyLink Inc. (NYSE: CTL) announced that Level 3 Financing Inc., its indirect, wholly-owned subsidiary (“Level 3 Financing”), has agreed to sell $840 million aggregate principal amount of its unsecured 3.625% Senior Notes due 2029 (the “2029 Notes”) pursuant to the private offering announced earlier today.

The 2029 Notes were priced to investors at par and will mature on Jan. 15, 2029. Upon issuance, Level 3 Financing’s obligations under the 2029 Notes will be guaranteed on an unsecured basis by Level 3 Parent LLC, the direct parent of Level 3 Financing.

Level 3 Financing intends to use the net proceeds from the offering, together with cash on hand, for general corporate purposes, including, without limitation, to redeem all $140 million aggregate principal amount of Level 3 Financing’s outstanding 5.625% Senior Notes due 2023 and all $700 million aggregate principal amount of Level 3 Financing’s outstanding 5.125% Senior Notes due 2023. The offering is expected to be completed on Aug. 12, 2020, subject to the satisfaction or waiver of customary closing conditions.

The 2029 Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in the United States and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements. Accordingly, the 2029 Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S promulgated under the Securities Act. The 2029 Notes will not have registration rights.

In a separate transaction, CenturyLink’s indirect, wholly-owned subsidiary, Qwest Corporation, completed its previously-announced redemption of the remaining $300 million aggregate principal amount of its outstanding 6.875% Notes due 2054 (the “Qwest Notes”). Additional information regarding the redemption of the Qwest Notes is available from Bank of New York Mellon.

This press release will not constitute an offer to sell, or a solicitation of an offer to buy, the 2029 Notes, nor will there be any sale of the 2029 Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release does not constitute a notice of redemption with respect to any of Level 3 Financing’s outstanding senior notes.

About CenturyLink

CenturyLink (NYSE: CTL) is a technology leader delivering hybrid networking, cloud connectivity, and security solutions to customers around the world. Through its extensive global fiber network, CenturyLink provides secure and reliable services to meet the growing digital demands of businesses and consumers. CenturyLink strives to be the trusted connection to the networked world and is focused on delivering technology that enhances the customer experience.

Learn more at http://news.centurylink.com/.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to, Level 3 Financing’s failure to satisfy the conditions to the initial purchasers’ obligation to consummate the offering; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in Level 3 Financing’s credit ratings; changes in the cash requirements, financial position, financing plans or investment plans of Level 3 Financing or its affiliates; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of Level 3 Financing to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in the filings of CenturyLink Inc. or Level 3 Parent LLC with the Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:

Jeremy Jones	Valerie Finberg
Jeremy.Jones@CenturyLink.com	Valerie.Finberg@CenturyLink.com
+1 720-567-7044	+1 720-888-2501

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